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                                                                    EXHIBIT 4.11

                                  $125,000,000

                           SAFEGUARD SCIENTIFICS, INC.

                  2.625% CONVERTIBLE SENIOR DEBENTURES DUE 2024

                               PURCHASE AGREEMENT

                                                               February 11, 2004

Wachovia Capital Markets, LLC
301 South College Street, 4th Floor
Charlotte, North Carolina 28288-0735

Dear Sirs and Mesdames:

         Safeguard Scientifics, Inc., a Pennsylvania corporation (the "COMPANY") confirms its agreement with respect to the proposed issuance and sale to Wachovia Capital Markets, LLC (the "INITIAL PURCHASER") of $125,000,000 principal amount of the Company's 2.625% Convertible Senior Debentures Due 2024 (the "FIRM SECURITIES") to be issued pursuant to the provisions of an Indenture (the "INDENTURE") between the Company and Wachovia Bank, National Association, as Trustee (the "TRUSTEE"). The Company also proposes to issue and sell to the Initial Purchaser not more than an additional $25,000,000 principal amount of its 2.625% Convertible Senior Debentures Due 2024 (the "ADDITIONAL SECURITIES," and together with the Firm Securities, the "SECURITIES") if and to the extent that you shall have determined to exercise the right to purchase such Additional Securities granted in Section 2 hereof. The Securities will be convertible into shares of common stock, par value $0.10 per share, of the Company (the "UNDERLYING SECURITIES"), together with the rights (the "RIGHTS") evidenced by such common stock to the extent provided in the Shareholder Rights Agreement dated March 1, 2000, as amended, between the Company and ChaseMellon Shareholder Services, LLC , as rights agent (the "RIGHTS AGREEMENT").

         The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

         The Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the Closing Date (as

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defined in Section 4 hereof) between the Company and the Initial Purchaser (the
"REGISTRATION RIGHTS AGREEMENT").

         In connection with the sale of the Securities, the Company has prepared an offering memorandum dated as of the date hereof (the "MEMORANDUM") including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to the Memorandum shall include all documents deemed to be incorporated by reference in the Memorandum that are filed subsequent to the date of the Memorandum with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         1. Representations and Warranties. The Company jointly represents and warrants to, and agrees with, you that:

                  (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Memorandum, as if its date and as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in, or omissions from, the Memorandum made in reliance upon and in conformity with the information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein, it being understood and agreed that the only such information is that described as such in Schedule I.

                  (b) The Company has been duly incorporated, is validly subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, has the corporate power and authority to own its property and to conduct its business as described in the Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business of the Company, its wholly-owned subsidiaries (the "SUBSIDIARIES") and the companies listed in Schedule II (each, a "MATERIAL HOLDING" and collectively, the "MATERIAL HOLDINGS"), considered together as one enterprise reflecting the

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         Company's ownership interests in the Subsidiaries and the Material
         Holdings, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"); the Company is not required to be duly qualified to transact business in any U.S. jurisdiction.

                  (c) Each of the Subsidiaries and each of the Material Holdings have been duly organized and are validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; each of the Subsidiaries, and, to the knowledge of the Company, each of the Material Holdings, have corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Memorandum, are duly qualified as a foreign corporation to transact business and are in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; the issued and outstanding capital stock of each of the Subsidiaries and each of the Material Holdings held directly or indirectly by the Company has been duly authorized and validly issued, is fully paid and non-assessable, and the Company owns its interests in the Subsidiaries and the Material Holdings, in each case in the percentages (subject to rounding) disclosed in the Memorandum as of the date stated therein, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (other than any transfer restriction arising under federal or state securities laws); none of the outstanding shares of capital stock of any of the Subsidiaries or any of the Material Holdings held directly or indirectly by the Company was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary or such Material Holding.

                  (d) This Agreement has been duly authorized, executed and delivered by the Company.

                  (e) The authorized capital stock of the Company is as set forth in the description thereof contained in the Memorandum.

                  (f) The shares of common stock of the Company outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

                  (g) The Securities have been duly authorized and, when duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability

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         (the "ENFORCEABILITY EXCEPTIONS"), and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

                  (h) The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

                  (i) The Rights, if any, issuable upon conversion of the Securities have been duly authorized and, when and if issued upon conversion of the Securities in accordance with the Rights Agreement, will have been validly issued.

                  (j) Except for the registration rights contained in the Registration Rights Agreement, the Company has not granted or agreed to grant to any person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

                  (k) Except for the agreement dated May 24, 2001 among Mantas, Inc., SRA International, Inc., System Research and Applications Corporation, the National Association of Securities Dealers, Inc. and Safeguard 2001 Capital, L.P., there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any of the Company, the Subsidiaries or, to the knowledge of the Company, the Material Holdings of which any of the Company, the Subsidiaries or the Material Holdings is a party.

                  (l) Each of the Indenture and the Registration Rights Agreement has been duly authorized, and when each agreement is duly executed and delivered by the Company and each of the parties thereto in accordance with its terms, each agreement will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, subject to the Enforceability Exceptions and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

                  (m) The execution and delivery by the Company, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except in the case of (i), (iii) and (iv) above as would not

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         have a Material Adverse Effect; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the obligations of the Company under the Registration Rights Agreement.

                  (n) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business of the Company, the Subsidiaries and the Material Holdings, considered together as one enterprise reflecting the Company's ownership interests in the Subsidiaries and the Material Holdings, whether or not arising in the ordinary course of business, since the respective dates as to which information is given in the Memorandum, except as stated therein (a "MATERIAL ADVERSE CHANGE").

                  (o) None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any of the Material Holdings is in violation of its charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to such entity and to which such entity is a party or by which such entity or its property is bound, except for such defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

                  (p) There are no legal or governmental proceedings pending or threatened to which the Company, any of the Subsidiaries or, to the knowledge of the Company, any of the Material Holdings is a party or to which any of the properties of such entity is subject other than the proceedings set forth in the Memorandum and proceedings that would not have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Memorandum.

                  (q) Except as described in the Memorandum and except as would not, singly or in the aggregate, have a Material Adverse Effect,
         (A) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any of the Material Holdings is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including,

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         without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Company, the Subsidiaries and, to the knowledge of the Company, the Material Holdings have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, any of the Subsidiaries or any of the Material Holdings and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, any of the Subsidiaries or, to the knowledge of the Company, any of its Material Holdings relating to Hazardous Materials or any Environmental Laws.

                  (r) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Memorandum will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (s) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, each an "AFFILIATE") has directly, or through any agent (other than the Initial Purchaser, as to which no representation is being made), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (t) Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 7 hereof and its compliance with its agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

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                  (u)      The Securities satisfy the requirements set forth in
         Rule 144A(d)(3) under the Securities Act.

                  (v) The Company, each Subsidiary that is an entity registered pursuant to Section 13 or 15(d) of the Exchange Act (a "REPORTING ENTITY") and, to the knowledge of the Company, each of the Material Holdings that is a Reporting Entity have established and maintained disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) that are adequate and effective and designed to ensure that material information relating to the Company is made known to its Chief Executive Officer and Chief Financial Officer by others within those entities.

                  (w) The books, records and accounts of the Company, each of the Subsidiaries and, to the knowledge of the Company, each of the Material Holdings accurately and fairly reflect, in reasonable detail and in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, such entity. The Company, each of the Subsidiaries and, to the knowledge of the Company, each of the Material Holdings maintain a system of accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) The Company, each of the Subsidiaries and, to the knowledge of the Company, each of the Material Holdings own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed or required by such entity in connection with the business currently conducted by such entity, as described in the Memorandum, except such as the failure to so own or possess would not have, singly or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, there are no valid and enforceable United States patents that are infringed by the business currently conducted by the Company, each of the Subsidiaries and each of the Material Holdings, as described in the Memorandum and which would have a Material Adverse Effect. The Company, each of the Subsidiaries and, to the knowledge of the Company, each of the Material Holdings are not subject to any judgment, order, writ, injunction or decree of any court or any Federal,

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         state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor have they entered into or are a party to any contract, which restricts or impairs the use of any of the foregoing which would have a Material Adverse Effect. None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any of the Material Holdings has received any written notice of infringement of or conflict with asserted rights of any third party with respect to the business currently conducted by them as described in the Memorandum and which would have a Material Adverse Effect.

                  (y) The Company, each of the Subsidiaries and, to the knowledge of the Company, each of the Material Holdings have such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and have made all filings with and notices to, all appropriate federal, state, local or foreign governmental or regulatory authorities and self regulatory organizations and all courts and other tribunals, as are necessary to own, lease, license and operate its respective properties and to conduct their respective business, except to the extent the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and such entity is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except to the extent such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                  (z) Except as listed in Schedule III, as of December 31, 2003, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company, any of the Subsidiaries or, to the knowledge of the Company, any of the Material Holdings relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of such entity, except for options granted to directors and employees of such entity in the ordinary course of business.

                  (aa) The financial statements included or incorporated by reference in the Memorandum, together with related schedules and notes, present fairly, in all material respects, the financial position, results of

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         operations and changes in financial position of the Company on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and the other financial and statistical information and data set forth in the Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The financial information set forth under the captions "Summary Consolidated Financial Data" and "Capitalization" in the Memorandum are derived from the accounting records of the Company and its consolidated subsidiaries and fairly present, on the basis stated in the Final Memorandum and in all material respects, the information included therein.

                  (bb) There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company, any of the Subsidiaries or any of the Material Holdings which would have a Material Adverse Effect.

                  (cc) Except as would not result in a Material Adverse Effect, there are no adverse orders, judgments, writs, injunctions, decrees, or demands of any court or administrative body, domestic or foreign, or of any governmental agency or instrumentality, domestic or foreign, outstanding against the Company, any of the Subsidiaries or, to the knowledge of the Company, any of the Material Holdings.

                  (dd) Neither the Company, nor to its knowledge, any of its officers, directors or affiliates has taken, or will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the common stock of the Company or any security convertible into or exchangeable for common stock of the Company to facilitate the sale or resale of any of the Securities.

                  (ee) The Company, each of the Subsidiaries and, to the knowledge of the Company, each of the Material Holdings have filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof (except where the failure to so file would not be reasonably likely to have a Material Adverse Effect), which returns are true and correct in all material respects, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due, other than those being contested in good faith or for which adequate reserves have been provided. There are no tax audits or investigations pending (other than a joint committee review of the Company's 2001 tax

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         refund), which if adversely determined, would have a Material Adverse
         Effect.

                  (ff) The Company, each of the Subsidiaries and, to the knowledge of the Company, each of the Material Holdings are insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged including but not limited to, insurance covering real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company, each of the Subsidiaries and, to the knowledge of the Company, each of the Material Holdings, and such entity's businesses, assets, employees, officers and directors, are in full force and effect. The Company, each of the Subsidiaries and, to the knowledge of the Company, each of the Material Holdings are in compliance with the terms of such policies and instruments in all material respects. None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any of the Material Holdings has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (gg) None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any of the Material Holdings, or any other person associated with or acting on behalf of such entity including, without limitation, any director, officer, agent or employee of such entity has, directly or indirectly, while acting on behalf of such entity (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

                  (hh) The Company, the Subsidiaries and, to the knowledge of the Company, the Material Holdings have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interested, claims, restrictions or encumbrances of any kind except such as will not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company, the Subsidiaries and the Material Holdings, considered together as one enterprise reflecting the Company's ownership interests in the Subsidiaries and the Material Holdings, and under which the Company, any of the Subsidiaries or any of the Material Holdings holds

                                       10
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         properties described in the Memorandum, are in full force and effect, except to the extent that such failure to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and, neither the Company nor any Subsidiary nor, to the knowledge of the Company, and Material Holding has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, any of the Subsidiaries or any of the Material Holdings under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, such Subsidiary or such Material Holding to the continued possession of the leased or subleased premises under any such lease or sublease, except to the extent that such claim would not, singly or in the aggregate, have a Material Adverse Effect.

         2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Initial Purchaser, and the Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company $125,000,000 aggregate principal amount of Firm Securities at a purchase price of 97.000% (the "PURCHASE PRICE") plus accrued interest, if any, to the Closing Date (as defined below).

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchaser the Additional Securities, and the Initial Purchaser shall have the right to purchase up to $25,000,000 principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, to the date of payment and delivery. You may exercise this right in whole or from time to time in part by giving written notice to the Company not later than 30 days after the Closing Date. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchaser and the date on which such Additional Securities are to be purchased (an "OPTION CLOSING DATE"). Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Securities nor later than ten business days after the date of such notice.

         The Company hereby agrees that, without the prior written consent of the Initial Purchaser, it will not, during the period ending 90 days after the date of the Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for common stock of the Company or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the

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issuance and sale of the Securities under this Agreement, (B) the issuance by the Company of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Initial Purchaser has been advised in writing, (C) grant of options for common stock pursuant to employee benefit plans existing on the date of this Agreement,
(D) the issuance of shares of common stock that are exempt from registration under the Securities Act pursuant to Section 3(a)(9) in exchange for all or a portion of the Company's 5% Convertible Subordinated Notes due June 15, 2006,
(E) the issuance of shares of common stock upon the conversion or repurchase of the Securities or (F) the issuance of common stock or securities convertible into common stock in connection with acquisition transactions by the Company.

         3. Terms of Offering. The Initial Purchaser has advised the Company that it will make an offering of the Securities purchased by the Initial Purchaser hereunder on the terms to be set forth in the Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

         4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the account of the Initial Purchaser at 10:00 a.m., New York City time, on February 18, 2004, or at such other time on the same or such other date, not later than March 3, 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the account of the Initial Purchaser at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than April 2, 2004 as shall be designated in writing by you.

         The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the account of the Initial Purchaser, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchaser duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

         5. Conditions to the Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase and pay for the Firm Securities on the Closing Date is subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred a Material Adverse Change that, in your judgment, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Memorandum.

                  (b) The Initial Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  (c) The Initial Purchaser shall have received on the Closing Date an opinion of Morgan, Lewis & Bockius LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

                  (d) The Initial Purchaser shall have received on the Closing Date an opinion of Karen Keating, Senior Corporate Counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit
         B. Such opinion shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

                  (e) The Initial Purchaser shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Initial Purchaser, dated the Closing Date, to the effect set forth in Exhibit C.

                  (f) The Initial Purchaser shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (g) The "lock-up" agreements, each substantially in the form of Exhibit D hereto, between you and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (h) The Company shall, prior to the Closing Date, obtain all of the necessary waivers or consents under its Loan Agreement dated as of May 10, 2002, as amended, among the Company, Safeguard Delaware, Inc., Safeguard Scientifics (Delaware), Inc. and Comerica Bank-California (the "CREDIT AGREEMENT") such that the consummation of the transactions contemplated hereby will not violate any of the terms and conditions set forth in the Credit Agreement as of the Closing Date.

         The obligation of the Initial Purchaser to purchase Additional Securities hereunder is subject to satisfaction of the condition set forth in
Section 5(a) during the period from the date of this Agreement to the applicable Option Closing Date and the delivery to you on the applicable Option Closing Date of supplemental certificates, opinions and letters confirming as of the applicable Option Closing Date the certificates, opinions and letters delivered on the Closing Date under this Section 5.

         6. Covenants of the Company. In further consideration of the agreements of the Initial Purchaser contained in this Agreement, the Company covenants with the Initial Purchaser as follows:

                  (a) The Company will furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

                  (b) Before amending or supplementing the Memorandum, the Company will furnish to you a copy of each such proposed amendment or supplement and will not use any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Memorandum in order to make the statements therein, in the light of the circumstances when the Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchaser, it is necessary to amend or supplement the Memorandum to comply with applicable law, the Company will prepare and furnish, at its own expense, to the Initial Purchaser, either amendments or supplements to the Memorandum so that the statements in the Memorandum as so amended or supplemented will not, in the light of the circumstances when the Memorandum is delivered to a purchaser, be misleading or so that the Memorandum, as amended or supplemented, will comply with applicable law.

                  (d) The Company shall cooperate with the Initial Purchaser to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

                  (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchaser, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchaser, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (v) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and expenses relating to the charter, lease or use by the Company of any non-commercial aircraft, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchaser will pay all of its costs and expenses, including fees and disbursements of its counsel, transfer taxes payable on resale of any of the Securities by it and any advertising expenses connected with any offers it may make.

                  (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

                  (g) The Company will not solicit any offer to buy or offer or sell the Securities or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (h) While any of the Securities or the Underlying Securities remain "restricted securities" within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (i) If requested by you, the Company will use its reasonable best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                  (j) During the period of two years after the Closing Date or any Option Closing Date, if later, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities or the Underlying Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                  (k) The Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

         7. Offering of Securities; Restrictions on Transfer. The Initial Purchaser represents and warrants that the Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). The Initial Purchaser agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be QIBs that in purchasing such Securities are deemed to have represented and agreed as provided in the Memorandum under the caption "Transfer Restrictions".

         8. Indemnity and Contribution. The Company agrees to indemnify and hold harmless the Initial Purchaser, each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto, or any preliminary form of the Memorandum), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary offering memorandum shall not inure to the benefit of the Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling the Initial Purchaser, if a copy of the Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(c) hereof.

                  (b) The Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company its directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only with reference to information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Memorandum or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Initial Purchaser, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d)      To the extent the indemnification provided for in
         Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company under this Agreement and the total discounts and commissions received by the Initial Purchaser, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company and the Initial Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser, any person controlling the Initial Purchaser or any affiliate of the Initial Purchaser or by or on behalf of the Company, its officers, directors or the person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         9. Termination. The Initial Purchaser may terminate this Agreement by written notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or
(v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Memorandum.

         10. Effectiveness, etc. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

         11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchaser shall be given to Wachovia Capital Markets, LLC, 53 Forest Avenue, Old Greenwich, CT 06870; Attention: Convertible Syndicate. Notices to the Company shall be given to it at 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087; Attention: Christopher J. Davis.

         15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of the Initial Purchaser and the Company referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Initial Purchaser shall be deemed to be successor merely by reason of such purchase.

         16. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                                        Very truly yours,

                                        SAFEGUARD SCIENTIFICS, INC.

                                        By: CHRISTOPHER J. DAVIS
                                            ------------------------------------
                                            Name:  Christopher J. Davis
                                            Title: Managing Director & Chief
                                                   Financial Officer

Accepted as of the date hereof:

WACHOVIA CAPITAL MARKETS, LLC

By: CATHLEEN BURKE
    ---------------------------------
    Name:  Cathleen Burke
    Title: Director

                                                                      SCHEDULE I

         INFORMATION IN THE MEMORANDUM PROVIDED BY THE INITIAL PURCHASER

a) The third paragraph under the caption "Plan of Distribution" in the Memorandum concerning the terms of the offering.

b) The tenth paragraph under the caption "Plan of Distribution" in the Memorandum concerning stabilization activities.

                                                                     SCHEDULE II

                            LIST OF MATERIAL HOLDINGS

Compucom Systems, Inc.
Alliance Consulting Group Associates, Inc.
ChromaVision Medical Systems, Inc.
Mantas, Inc.
Pacific Title and Art Studio, Inc.

                                                                    SCHEDULE III

                LIST OF OUTSTANDING RIGHTS TO PURCHASE SECURITIES

                                                                       COMMON STOCK ISSUABLE
                                                                       ---------------------
                                                                               SAFEGUARD
                                                                             SCIENTIFICS,
          COMPANY                    SECURITY TYPE               TOTAL           INC.           OTHER
---------------------------  ------------------------------   ----------    ----------------   -------
Alliance                     Series A Preferred Stock         49,714,694      49,556,442       158,252

ChromaVision                 Warrants                          1,577,685       1,036,915       540,770

CompuCom                     Series B Preferred Stock          2,215,657       2,215,657            --

Mantas                       Series A-1 Preferred Stock        5,982,906       5,982,906            --

                             Series B-1 Preferred Stock        2,258,031       2,258,031            --

                             Series B-3 Preferred Stock       10,913,821      10,913,821            --

                             Series C-1 Preferred Stock       14,767,979      14,767,979            --

                             Warrants                            506,764              --       506,764

Safeguard Scientifics, Inc.  Convertible Subordinated Notes    8,294,109       8,294,109            --

                                                                       EXHIBIT A

                     OPINION OF MORGAN, LEWIS & BOCKIUS LLP

         The opinion of Morgan, Lewis & Bockius LLP to be delivered pursuant to
Section 5(c) of the Purchase Agreement shall be to the effect that:

1. The Company is a corporation duly incorporated, validly subsisting and in good standing under the laws of the Commonwealth of Pennsylvania, with the corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Memorandum and to execute and deliver the Purchase Agreement and perform its obligations thereunder.

2. Each of the Purchase Agreement, the Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company, and each is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy, and subject to the qualification that the enforceability of obligations of the Company thereunder may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting rights and remedies of creditors generally, and by general principles of equity.

3. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered by the Company to, and paid for by, the Initial Purchaser in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the qualification that the enforceability of obligations of the Company thereunder may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting rights and remedies of creditors generally, and by general principles of equity.

4. The authorized capital stock of the Company is as set forth in the Memorandum under the caption entitled "Description of Capital Stock" and the outstanding shares of Common Stock have been duly authorized and validly issued and are, to our knowledge, fully paid and nonassessable.

5. The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued and delivered by the Company in accordance with the provisions of the Securities and the Indenture, will be validly issued, fully paid and nonassessable.

6. The Rights, if any, issuable upon conversion of the Securities have been duly authorized and, when and if issued upon conversion of the Securities in accordance with the Rights Agreement, will have been duly issued.

7. The issuance and sale by the Company of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and the Purchase Agreement, and the consummation of the transactions therein contemplated, will not result in any breach of, constitute a default under (nor constitute any event that, with notice, lapse of time, or both, would result in any breach of or default under), or conflict with any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 or to any of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, nor will such actions conflict with any of the provisions of the articles of incorporation or by-laws, as amended, of the Company or any U.S. federal securities law, Pennsylvania Business Corporation Law, rule or regulation that, in the experience of such counsel, is generally applicable to transactions in the nature of those contemplated by the Purchase Agreement, or, to the knowledge of such counsel, any decree, judgment or order of any court.

8. No consent, approval, authorization, order, registration or qualification of or with any court or federal or state governmental agency or body is required to be obtained or made by the Company in connection with the issuance and sale of the Securities, or the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement and the Indenture, except for (i) such as may be required under the Securities Act in connection with the resale, by the holders thereof, of the Securities or the shares of Underlying Securities issuable upon conversion or repurchase of the Securities, (ii) such as may be required under the Trust Indenture Act of 1939, as amended, in respect of qualification of the Indenture, (iii) the approval of the Underlying Securities issuable upon conversion or repurchase of the Securities for listing on the New York Stock Exchange, (iii) such as have already been obtained, or (iv) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or the resale, by the holders thereof, of the Securities or the shares of Underlying Securities issuable upon conversion of the Securities.

9. To our knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company is subject, or by which any of its respective properties are bound, before or by any federal or state governmental or regulatory commission, board, body, authority or agency which are required to be described or incorporated by reference in the Memorandum and which are not so described or incorporated by reference as required.

10. Such counsel has read the statements in the Memorandum under the captions "Description of the Debentures" and "Description of Capital Stock" and insofar as such statements constitute summaries of legal matters, contracts, agreements, documents or proceedings referred to therein or summaries of certain provisions of the articles of incorporation and by-laws of the Company, or refer to statements of law or legal conclusions, such statements are accurate in all material respects and fairly present the information purported to be shown.

11. The statements in the Memorandum under the caption "Material U.S. Federal Income Tax Considerations", insofar that they constitute summaries of matters of U.S. federal income tax law or refer to legal conclusions with respect thereto, are accurate in all material respects.

12. The documents incorporated by reference in the Memorandum (other than the financial statements, financial schedules and other financial information therein, as to which such counsel expresses no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.

13. No registration of the Securities under the Securities Act, and no qualification of an indenture under the Trust Indenture Act of 1939 with respect thereto, is required for the offer and sale by the Company and the offer and initial resale of the Securities by the Initial Purchaser in the manner contemplated by, and based upon the representations, warranties and covenants of the Company and the Initial Purchaser contained in, the Purchase Agreement.

14. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Memorandum will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         In addition to the foregoing opinions, such counsel advises the Initial Purchaser that it has participated in conferences with officers and other representatives of the Company, representatives of the Initial Purchaser and their counsel, and representatives of the independent public accountants of the Company, at which conferences the contents of the Memorandum were discussed. Although such counsel does not generally represent the Company with respect to intellectual property matters and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Memorandum (except as and to the extent set forth in paragraphs 5 and 11 above), on the basis of the foregoing and the information disclosed to such counsel, but without independent check and verification, and relying as to materiality on representations and statements of officers and other representatives of the Company, such counsel confirms to the Initial Purchaser that no fact has come to its attention that has led it to believe that the Memorandum, as of its date or as of the Closing Date, contained or contains any untrue statement of a material fact, or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel does not express any belief with respect to the financial statements, schedules, notes, or other financial and accounting data, or statistical data derived therefrom, included in the Memorandum, or with respect to the validity, enforceability or non-infringement of any intellectual property).

                                                                       EXHIBIT B

                            OPINION OF KAREN KEATING

The opinion of Karen Keating, Senior Corporate Counsel to the Company, to be delivered pursuant to Section 5(d) of the Purchase Agreement shall be to the effect that:

1. To the knowledge of such counsel, none of the Company, the Subsidiaries or the Material Holdings is in violation of its respective charter or bylaws.

2. Each of the Subsidiaries and each of the Material Holdings have been duly organized and are validly existing as a corporation in good standing under the laws of their respective jurisdiction of incorporation; each of the Subsidiaries, and, to the knowledge of such counsel, each of the Material Holdings, have corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Memorandum, are duly qualified as a foreign corporation to transact business and are in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; the issued and outstanding capital stock of each of the Subsidiaries and each of the Material Holdings held directly or indirectly by the Company has been duly authorized and validly issued, is fully paid and non-assessable, and, to the knowledge of such counsel, the Company owns its interests in the Subsidiaries and the Material Holdings, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; none of the outstanding shares of capital stock of any of the Subsidiaries or any of the Material Holdings held directly or indirectly by the Company was issued in violation of any statutory preemptive or similar rights known to such counsel.

3. The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Memorandum (including the issuance and sale of the Securities and the intended use of the proceeds from the sale of the Securities as described in the Memorandum under the caption "Use Of Proceeds") and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under, or result in an event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the

         Company, any of the Subsidiaries or any of the Material Holdings, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Material Holding of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 or to any of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 to which the Company or any Material Holding of the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Material Holding of the Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Material Holding of the Company or any applicable law, statute, rule regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Material Holding of the Company or any of their respective properties, assets or operations.

4. To the knowledge of such counsel, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company, any of its subsidiaries or any of the Material Holdings is subject, or by which any of its respective properties are bound, before or by any federal or state governmental or regulatory commission, board, body, authority or agency which are required to be described or incorporated by reference in the Memorandum and which are not so described or incorporated by reference as required.

5. Such counsel advises that there are no pending or threatened claims of infringement of any material patent, trademark, service mark or copyright or of misappropriation of trade secrets, necessary for the Company to conduct the business currently conducted by it, the unfavorable outcome of which could reasonably be expected to have a material adverse effect on the Company and that are required to be described in the Memorandum but are not described as required.

6. Such counsel advises that it has no knowledge that the Company will be unable to operate under any current license of a patent, trademark, service mark, copyright or trade secret, which license is necessary for the Company to conduct the business currently conducted by it.

7. Nothing has come to the attention of such counsel that causes such counsel to believe that (i) each document incorporated by reference in the

         Memorandum (except for the financial statements, schedules, notes or other financial and statistical data included therein or statistical data derived therefrom, as to which such counsel need not express any belief), did not comply as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder or (ii) the Memorandum (except for the financial statements, schedules, notes or other financial and statistical data included therein or statistical data derived therefrom, as to which such counsel need not express any belief), as of its date and as of the Closing Date, contained or contains, any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT C

                        OPINION OF DAVIS POLK & WARDWELL

         The opinion of Davis Polk & Wardwell to be delivered pursuant to
Section 5(d) of the Purchase Agreement shall be to the effect that:

         1. Assuming that the Securities have been duly authorized by the Company, the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued.

         2. Assuming that each of the Indenture and Registration Rights Agreement has been duly authorized, executed and delivered by the Company, each of the Indenture and the Registration Rights Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

         3. The statements relating to legal matters, documents or proceedings included in the Memorandum under the captions "Description of Debentures", "Plan of Distribution" and "Notice to Investors", fairly summarize in all material respects such matters, documents or proceedings.

         4. Based upon the representations, warranties and agreements of the Company and of the Initial Purchaser in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchaser in accordance with the Purchase Agreement to register the Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security or Underlying Security.

         5. Nothing has come to the attention of such counsel to cause such counsel to believe that (except for the financial statements and financial schedules and other financial and statistical data, as to which such counsel need not express any belief) the Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         With respect to the matters referred to in the paragraph above, Davis Polk & Wardwell may state that their beliefs are based upon their participation in the preparation of the Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof (including the review of, but not participation in the preparation of, the incorporated documents), but are without independent check or verification except as specified.

                                                                       EXHIBIT D

                            FORM OF LOCKUP AGREEMENT